EXHIBIT 10.6




                                                      AGREEMENT NO. EP-CS-01-538
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                        AGREEMENT FOR CONSULTING SERVICES
                                      -------------------
     THIS AGREEMENT, made and entered into as of the 17 day of October, 2001, by and between EL PASO ENERGY CORPORATION, a Delaware corporation, whose address is 1001 Louisiana, Houston, Texas 77002 ("Company"), and PRO SQUARED, INC., whose address 1770 St. James Place, Suite 115, Houston, Texas 77056, ("Consultant").

                              W I T N E S S E T H:

     WHEREAS, Company desires to obtain and Consultant represents that it is able to provide certain work and services, the scope of which is more fully described in Exhibit "A" attached hereto and incorporated herein for all purposes;
     NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and covenants contained herein, Company and Consultant hereby agree as follows:
                                    AGREEMENT
1. Consultant hereby agrees to devote its expertise, capabilities, and talent to the duties described herein and to perform its services as described in Exhibit "A" in a good, diligent and workmanlike manner reasonably calculated to achieve the objective of this Agreement.

2.     Unless otherwise specified, Mr. Bill Moebiusshall act on Company's behalf
                                   ----------------
with  respect  to  all  matters  provided  for  under  this  Agreement.

3. Consultant's duties shall be as set forth in the attached Exhibit "A," Scope of Work and confirmed to Consultant via a Work Request Form attached hereto as Exhibit "E".

4. In full consideration for the services to be performed by Consultant hereunder, Company agrees to make payment and Consultant agrees to accept compensation in accordance with Exhibit "B," Consultant's Rates.

4.1 Taxes: Consultant shall bear responsibility and indemnify the Company against liability for any taxes, duties, imposts and fiscal charges for its performance arising under the Services or the execution of this Agreement, which shall include but not be limited to those taxes, duties, imposts and fiscal charges on its compensation. It is intended that the fees paid hereunder shall constitute earnings from self-employment income. The Company will not withhold any amounts therefrom as U.S. federal income tax withholdings from wages or as employee contributions under the U.S. Federal Insurance Contributions Act or make employer contributions thereunder with respect thereto. Consultant shall be solely responsible for the reporting, estimation and payment of all income taxes, fees and other contributions on or attributable to self-employment income attributable to the fees payable hereunder.

5. During the term of this Agreement, Consultant shall furnish to the Company a monthly invoice for Work performed. All invoices shall detail the Account Code, Work done, the labor, equipment, supplies and materials used, and, if applicable, the rates corresponding to each item in accordance with the schedule of rates set forth in Exhibit "B". Invoices shall be sent to El Paso Energy Corporation, Attention: Accounts Payable, P.O. Box 2511, Houston, Texas 77252-2511. Within thirty (30) days from Company's receipt of Consultant's invoice, Company shall pay Consultant the total amount shown on the invoice. Consultant shall maintain such permanent files, records and books of account as are necessary to support invoices rendered for Work done pursuant to this Agreement.

6. Company shall be the owner of any work product, whether completed or not, created, produced, developed or prepared by Consultant under this Agreement, including all data, information, ideas (whether or not patentable) and expressions of ideas. Company shall be the owner of all intellectual property rights in such work product, including all trade secret rights (e.g., the right of first publication), all patent rights, and all rights of copyright. It is the intention of Company and Consultant that any work product is a "work for hire" as that term is used in the Federal Copyright Act. Moreover, Consultant hereby agrees to assign, and by these presents does assign to Company all of Consultant's worldwide right, title, and interest in and to such work product and all intellectual property rights therein, including all patent rights and all rights of copyright. Said work product shall be delivered to the Company promptly at Company's request or at the termination of this Agreement, whichever first occurs, unless earlier delivered to the Company.

7.     This Agreement shall be for a period commencing on or before October 17,,
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2001  and terminating October 172002; provided, however, that this Agreement may
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be extended beyond the termination date set forth above with an agreement letter mutually agreed upon by both parties. At any time during which this Agreement is in effect, either party may terminate this Agreement by giving written notice to the other party thirty (30) days in advance of the desired cancellation date. Notice shall be considered effectively given if mailed to Consultant at the address first described above or if delivered in person. Upon termination of this Agreement, except for the right of Consultant to any previously earned compensation or reimbursement, and Consultant's continuing obligations under items 6, 8, 9, 10, 11, 12 and 13 hereof, the respective rights and obligations of the parties shall cease and be of no further force and effect.

8. It is expressly agreed that Consultant has no authority to act for or on behalf of Company or to bind Company to any Contract or Agreement or in any other manner without the prior express written approval of Company. Nothing contained herein shall be construed to create a partnership, joint venture, or association of any kind, nor shall Consultant be considered as an employee or agent of Company. Consultant is an independent contractor with the responsibility for, and control over, the details and means of performing the services. Nothing contained in this Agreement shall be construed as constituting Consultant as an agent or employee of the Company, and Consultant shall not represent to the contrary to any person.

9. Consultant agrees to indemnify and hold harmless Company, its parent, subsidiaries and affiliates and all their respective directors, officers, agents and employees (all hereinafter collectively referred to as the "Indemnitee"), from all and every kind and character of liability, damages, losses, costs, expenses, demands, claims, suits, actions and causes of action on account of illness, personal injury or death to employees or any other persons, damage to property of Company or others or other loss or liability arising from any cause whatsoever growing out of or in connection with Consultant's negligent performance of the Work or Consultant's strict liability. Further, Consultant, at its own expense, shall defend any demand, claim, suit, action or cause of action brought against the Indemnitee where such demand, claim, suit, action or cause of action arises from any cause for which the Indemnitee may be entitled to be indemnified and held harmless pursuant to this section, and Consultant shall pay all damages, losses, costs, and expenses (including reasonable attorneys' fees), growing out of or in connection with such demand, claim, suit, action or cause of action; provided; however, that the Indemnitee shall be entitled to participate in such defense at the Indemnitee's own expense, if it so desires.

Notwithstanding the foregoing, in no event shall Consultant be liable to indemnify and hold harmless the Indemnitee from any liability, damages, losses, costs, expenses, demands, claims, suits, actions or causes of action arising out of the sole negligence of the Indemnitee.

9.1 Subcontractors' Indemnity: Consultant further agrees that each of its subcontractors performing activities in connection with Work shall enter into a written Agreement containing the indemnification and hold harmless clauses in item 9, in favor of the Indemnitee, such Agreement to be entered into by the subcontractor prior to the performance of any Work by the subcontractor.

9.2 Special Damages: Neither Company nor Consultant shall be liable for any special, indirect, incidental or consequential damages, including loss of use, lost profit or lost production. ADDITIONALLY, NEITHER CONSULTANT NOR COMPANY SHALL BE LIABLE TO THE OTHER OR TO ANY OTHER PARTY FOR DAMAGES OF A PUNITIVE NATURE.
10. All covenants contained in this Agreement shall be extended to and be binding upon the successors and assigns of Consultant and Company. Consultant shall not assign this Agreement or any moneys to become due hereunder without prior written consent of Company; provided, however, that no conveyance or transfer of any interest of Consultant shall be binding upon Company until Company has been furnished with written notice and true copy of such conveyance and transfer. Company reserves the right to refuse consent for such assignment or transfer for any reason whatsoever.

11. During the term of this Agreement and for a period of five (5) years thereafter, Consultant will hold in confidence and not disclose to any third person any confidential information which is disclosed to or acquired by Consultant in performing services hereunder. For purposes of this Agreement, "confidential information" may include information relating to the Project or any Sponsor of the Project, or to its respective operation, plans, projections, or interests, as well as any report, technical or other data, analyses, opinions or other materials relating thereto; provided, however, that "confidential information" shall not include (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of this confidentiality provision, and (ii) information which at the time of disclosure or acquisition was already in the possession of Consultant and was not previously acquired from Company directly or indirectly, and (iii) information which Consultant can show was acquired by Consultant after the time of disclosure or acquisition hereunder from a third party without any secrecy commitment, if, to the best of Consultant's knowledge, said third party did not acquire it, directly or indirectly, from Company, and (iv) information which is required by law to be disclosed (provided, however, that prior to such disclosure, Consultant gives reasonable notice to Company of the information required to be disclosed). Any and all correspondence, documents, drawings, maps, reports, specifications, computer printouts, data or other information relating to or generated by the work performed pursuant to this Agreement shall, at all times, belong to the Company and shall be usable at any time by the Company for any purpose without restriction as a result of this Agreement. Consultant covenants that it will not at any time use or permit others to use said documents or information, or copies thereof, relating to the work performed under this Agreement without first receiving the written consent of the Company. The services to be performed hereunder by Consultant are of a confidential nature, and Consultant covenants that any developments resulting from Consultant's work under this Agreement shall be considered the proprietary information of the Company solely. As of the date of termination of this Agreement, Consultant shall remit and surrender to Company all correspondence, drawings, maps, reports, computer printout, data and any other information, and all copies thereof, relating to the work which Consultant may have in its possession or within its power to acquire possession of at that time.

12. Consultant shall maintain all books and records, including supporting documentation, of all activities, costs and expenditures incurred in such detail that all such costs and expenditures may be readily computed and audited. Such records shall be available to Company's agent or its authorized representative from time to time and at reasonable times and places throughout the term of this Agreement and for a period of three (3) years after final payment or longer if required by law. Company shall have the right to inspect and audit such books, records and supporting documents of Consultant and to make copies of such records as may be needed for the performance of an audit, for the purpose of determining the reasonableness and accuracy of such costs and expenditures charged to the Company or for the purpose of answering any inquiries or requirements made by a regulatory authority to Company. Consultant shall require all subcontractors and suppliers (payees) to comply with the provisions of this item by insertion of the requirements hereof in a written Agreement between Consultant and Payee.

13. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

14. Consultant will maintain in force during the entire period of this Agreement, insurance as specified in Exhibit "C".

15. Any failure by Company or Consultant at any time, to enforce or require the strict keeping and performance of any of the terms or conditions of this Agreement shall not constitute a waiver of such terms or conditions and shall not affect or impair such terms or conditions in any way or the right of Company or Consultant at any time to avail itself of such remedies as it may have for any breach or breaches of such terms or conditions. No term, condition, or provision of any work order, invoice, delivery ticket, or other document submitted by Consultant to Company shall have the effect of modifying or waiving in any manner the provisions of this Agreement unless any such document shall be accepted and executed by an officer of Company.

16. Consultant and Company agree that, in the event any provision (or portion thereof), of this Agreement is determined to be invalid for any reason, such invalidity shall not affect the validity of any remaining language which can be given effect without the invalid provision.

17. Amendments: No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

18. As applicable, Consultant shall comply with Exhibit "D," Safety & Health Handbook.

19. The Exhibits listed herein, attached hereto or transmitted in connection herewith are hereby incorporated by reference and made a part of this Agreement for all intents and purposes. The following is a list of Exhibits attached to this Agreement:
     EXHIBIT  "A"     SCOPE  OF  WORK
     EXHIBIT  "B"     CONSULTANT'S  PROPOSAL
     EXHIBIT  "C"     INSURANCE  REQUIREMENTS
     EXHIBIT  "D"     SAFETY  &  HEALTH  HANDBOOK
     EXHIBIT  "E"     WORK  REQUEST  FORM
20. The Consultant shall be entitled to rely upon the accuracy and currency of information furnished to it by the Company and by any of the Company's contractors, vendors, or consultants, and other generally accepted reputable sources.

21. Unless provided in this Agreement, the Consultant and Consultant's subcontractors shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at any project site, including but not limited to asbestos, asbestos products, polychlorinated biphenyl ("PCB") or other toxic substances.

22. Negotiation of Dispute and Disagreements: In the event of any dispute or disagreement arising out of or relating to the implementation or performance of this Agreement, which the parties have been unable to settle or agree upon within a period of thirty (30) days after such dispute or disagreement arises, each party shall nominate a senior officer of its management to meet in an attempt to resolve such dispute or disagreement. Should resolution of such dispute or disagreement not be obtained within fifteen (15) calendar days after the meeting of senior officers for such purpose, either party may then submit the dispute to arbitration in accordance with the provisions of this section upon providing proper notice.

22.1. Arbitration Resolution: Any claim, dispute or controversy arising out of or relating to this Agreement, shall be submitted to binding arbitration and governed by the American Arbitration Association for arbitration in Houston, Harris County, Texas. The decision of the arbitrator(s) shall be final and binding upon the parties without the right of appeal to the courts having jurisdiction thereof. The costs and expenses of the arbitration (including reasonable attorney's fees) will be born by the losing party unless the arbitrator(s) determine that it would be manifestly unfair to honor this Agreement and determine a different allocation of costs.

23. Neither party hereto shall be liable for any failure to perform the terms of this Agreement when such failure is due to "force majeure" as hereinafter defined. The term "force majeure" as used in this Agreement shall mean any delay or default in performance due to any cause beyond the control of the party claiming force majeure and without such party's fault or negligence, including but not restricted to acts of God or the public, civil disturbances, arrests and restraints by rulers and people; acts of the public enemy, wars, riots, insurrections, sabotage; acts, requests or interruptions of the federal, state or local government or any agency thereof; court orders, present and future valid orders of any governmental authority, or any officer, agency or any instrumentality thereof; floods, fires, storms, epidemics, landslides, lightning, earthquakes, washouts, explosions, quarantine; strikes, lockouts, or industrial disturbances; interruption of transportation, freight embargoes or delays in delivery equipment or service necessary to the performance of any provision of this Agreement; inability to secure right of way, labor shortages, breakage or accident to machinery or lines of pipe, or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming force majeure. Nothing contained in this paragraph; however, shall be construed to require either party to settle a labor dispute against its will. If, as a result of force majeure either party is unable, wholly or in part, to carry out its obligation under this Agreement, other than the obligation to make payment of money due; then, upon such party's giving notice and a description of such cause in writing to the other party as soon as possible after the occurrence of the cause, the obligation of the party giving such notice, so far as it is affected by the cause specified in such notice, shall be suspended for the duration of the cause. Such cause shall, as far as possible, be remedied with all reasonable dispatch.

24. All notices required hereunder, if required to be in writing, shall be deemed effective as of the date posted by an official delivery service such as certified or registered U.S. Mail or International Courier, when correctly addressed  as  follows:
For  Company:     El  Paso  Corporation
     Attention:  Ernie  Broussard
                 ----------------
     (P.O.  Box  2511,  77252-2511)
     1001  Louisiana
     Houston,  Texas  77002

For  Consultant:     Pro  Squared,  Inc.
                    Attention:  Craig  Crawford
                                ---------------
                    1770  St.  James  Place,  Suite  115
                    Houston,  Texas  77056

25. Consultant shall perform its services in accordance with generally accepted practices in the industry and in a good, diligent, and workmanlike manner calculated to achieve the objective of this Agreement. Consultant warrants that if any of its services fail to conform to the above standards, Consultant shall promptly rectify at its sole expense any such defective services.

26. The present instrument and the Exhibits incorporated herein contain all the conditions negotiated by and between the parties and substitutes any and all previous written and oral commitments and understandings.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first herein above written.
                              PRO  SQUARED,  INC.
                              -------------------
("Consultant")
                              By
                              Title
                              EL  PASO  ENERGY  CORPORATION
                              ("Company")
                              By
                              Title